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[ING FUNDS LOGO]                                                  Exhibit (g)(3)

                    FORM OF AMENDED AND RESTATED EXHIBIT A -
                  CUSTODIAN AND INVESTMENT ACCOUNTING AGREEMENT

State Street Bank and Trust Company
801 Pennsylvania Avenue
Kansas City, Missouri 64105

                                                       September 23, 2002

Ladies and Gentlemen:

         Pursuant to Section 17.2 of the Custodian and Investment Accounting Agreement dated November 1, 2001, as amended, between the Funds (as defined in the Agreement) and State Street Bank and Trust Company (the "Agreement"), we hereby notify you of our intention to retain you as Custodian and Investment Accounting and Recordkeeping Agent to render such services to ING Principal Protection Fund V and ING Real Estate Fund, newly established series of ING Equity Trust (collectively, the "New Funds"), upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement has been modified to give effect to the foregoing by adding "ING Principal Protection Fund V" and "ING Real Estate Fund" to Exhibit A of the Agreement.

         Exhibit A has also been amended and restated to reflect the corporate reorganization of certain of the Funds (the "Reorganized Funds") under ING Equity Trust or ING Funds Trust, with no other change to the Funds for which State Street Bank and Trust Company provides services under the Agreement. The Amended and Restated Exhibit A is attached hereto.

         Please signify your acceptance to act as Custodian and Investment Accounting and Recordkeeping Agent under the Agreement with respect to the New Funds, and the Reorganized Funds under their new parent entities, each as the effective date of the initial registration of each respective Fund, by signing below.

                                                       Very sincerely,



                                                       Robert S. Naka
                                                       Senior Vice President
                                                       ING EQUITY TRUST
                                                       ING FUNDS TRUST

ACCEPTED AND AGREED TO:
State Street Bank and Trust Company


By:      _____________________________

Name:    Mark Nicholson

Title:   _______________, Duly Authorized





7337 E. Doubletree Ranch Rd.       Tel: 480-477-3000       ING Equity Trust
Scottsdale, AZ 85258-2034          Fax: 480-477-2700        ING Funds Trust
                                   www.ingfunds.com


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                     FORM OF AMENDED AND RESTATED EXHIBIT A
                               WITH RESPECT TO THE
                  CUSTODIAN AND INVESTMENT ACCOUNTING AGREEMENT
                DATED NOVEMBER 1, 2001 AND AMENDED MARCH 1, 2002
                              BETWEEN THE FUNDS AND
                       STATE STREET BANK AND TRUST COMPANY
                       EFFECTIVE AS OF SEPTEMBER 23, 2002

                                  LIST OF FUNDS


              ENTITY NAME                                   JURISDICTION
----------------------------------------          ------------------------------

ING EQUITY TRUST                                    Massachusetts Business Trust
      ING Biotechnology Fund
      ING Convertible Fund
      ING Equity and Bond Fund
      ING Financial Services Fund
      ING Growth Opportunities Fund
      ING Large Company Value Fund
      ING LargeCap Growth Fund
      ING MidCap Opportunities Fund
      ING MidCap Value Fund
      ING Principal Protection Fund
      ING Principal Protection Fund II
      ING Principal Protection Fund III
      ING Principal Protection Fund IV
      ING Principal Protection Fund V*
      ING Real Estate Fund*
      ING Research Enhanced Index Fund
      ING SmallCap Opportunities Fund
      ING SmallCap Value Fund
      ING Tax Efficient Equity Fund

ING FUNDS TRUST                                     Delaware Business Trust
      ING Classic Money Market Fund
      ING GNMA Income Fund
      ING High Yield Bond Fund
      ING High Yield Opportunity Fund
      ING Intermediate Bond Fund
      ING Lexington Money Market Trust
      ING Money Market Fund
      ING National Tax-Exempt Bond Fund
      ING Strategic Bond Fund
      ING National Tax-Exempt Money Market Fund


--------
* This Amended and Restated Exhibit A will be effective with respect to the Fund upon the effective date of the initial Registration Statement with respect to the Fund.



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              ENTITY NAME                                   JURISDICTION
----------------------------------------          ------------------------------

ING INVESTMENT FUNDS, INC.                          Maryland Corporation
      ING MagnaCap Fund

ING MAYFLOWER TRUST                                 Massachusetts Business Trust
      ING Growth + Value Fund

ING SENIOR INCOME FUND                              Delaware Business Trust

ING PRIME RATE TRUST                                Massachusetts Business Trust

ING VP NATURAL RESOURCES TRUST                      Massachusetts Business Trust

ING VARIABLE INSURANCE TRUST                        Delaware Business Trust
      ING VP High Yield Bond Fund

ING VARIABLE PRODUCTS TRUST                         Massachusetts Business Trust
      ING VP Convertible Portfolio
      ING VP Financial Services Portfolio
      ING VP Growth + Value Portfolio
      ING VP Growth Opportunities Portfolio
      ING VP High Yield Bond Portfolio
      ING VP Large Company Value Portfolio
      ING VP LargeCap Growth Portfolio
      ING VP MagnaCap Portfolio
      ING VP MidCap Opportunities Portfolio
      ING VP Research Enhanced Index Portfolio
      ING VP SmallCap Opportunities Portfolio

USLICO SERIES FUND                                  Massachusetts Business Trust
      Asset Allocation Portfolio
      Bond Portfolio
      Money Market Portfolio
      Stock Portfolio


Last Approved: 8/20/02